Exhibit 99.1

Arconic Reports Second Quarter 2017 Results

Highlights

  Revenue of $3.3 billion, up 1% year over year; up 5% year over year adjusting for Tennessee packaging1
  Net income attributable to Arconic of $212 million, or $0.43 per share, versus $135 million in the second quarter of 2016
  Excluding special items, adjusted income of $165 million, or $0.32 per share
  Consolidated adjusted EBITDA2 of $444 million, up 3% year over year
  Excluding special items, consolidated adjusted EBITDA of $486 million, up 2% year over year
  Excluding special items, consolidated adjusted EBITDA margin expansion of 20 basis points year over year
  Net cost savings of 1.7% of revenues
  Cash balance of $1.8 billion
  Reduced long-term debt by $1.25 billion year to date

NEW YORK--(BUSINESS WIRE)--July 24, 2017--Arconic Inc. (NYSE:ARNC) today reported results for the second quarter of 2017, for which the Company reported revenue of $3.3 billion, up 1% year over year, driven by higher volumes across all business segments as well as higher aluminum prices. Adjusting for Tennessee packaging, revenues were up 5% year over year.

Net income attributable to Arconic in the second quarter of 2017 was $212 million, or $0.43 per share. The results include $47 million in special items, including a gain on the debt-for-equity exchange of Alcoa Corporation shares, which is intended to qualify as generally tax-free to Arconic for U.S. federal income tax purposes. This was partially offset by costs associated with the early redemption of debt; proxy, advisory and governance-related costs; and restructuring-related charges.

Excluding special items, second quarter 2017 adjusted income was $165 million, or $0.32 per share. All segments delivered higher volumes while maintaining focus on cost reduction savings. Annualized return on net assets (RONA) was 8.7% based on the results of the first half of 2017.

Second quarter Consolidated adjusted EBITDA was $444 million, up 3% year over year. Consolidated adjusted EBITDA excluding special items was $486 million, up 2% year over year. Adjusted EBITDA margin excluding special items was 14.9%, up 20 basis points year over year.

“Arconic delivered another solid quarter. The business increased revenue and profitability, continued to expand margins and take out cost. We ended the first half of 2017 with significantly less debt, a strong cash position and good liquidity. We are pleased to update our guidance for the year, reflecting our increased confidence in 2017 performance,” said Arconic Interim Chief Executive Officer David Hess.

Reynobond PE

Reynobond PE, one of Arconic’s building and construction products, was one component of the overall cladding system installed on Grenfell Tower in London, the site of last month’s tragic fire. Our Reynobond products, including Reynobond PE, are permitted to be used in accordance with local codes and regulations in the United States, UK and other countries around the world. Cladding systems contain various components selected and put together by architects, contractors, fabricators and building owners, and those parties are responsible for ensuring that the cladding systems are compliant under the appropriate codes and regulations. As it relates to Arconic’s position in the supply chain, we believe we have been compliant in the sale of our product. Given the tragedy at Grenfell Tower, and out of an abundance of caution as Arconic does not control the ultimate design and installation of the final cladding system, the Company announced on June 26th that it would no longer sell the PE product for use in high-rise construction – regardless of the local codes and regulations.

Hess said, “We extend our deepest sympathies to those who have lost so much. Everyone at Arconic continues to keep them in our thoughts. And importantly, we remain committed to supporting the investigations that are seeking an outcome that makes it unlikely that a similar tragedy will ever recur.”

Second Quarter 2017 Segment Performance

Engineered Products and Solutions (EP&S)

EP&S reported revenue of $1.5 billion, up 1% year over year, and Adjusted EBITDA of $310 million, down $19 million year over year. Increased volume and continued net cost savings (excluding engine ramp-up costs) were more than offset by unfavorable mix and price. While a headwind year over year, ramp-up costs were down sequentially in the second quarter, both in absolute dollars and as a percent of volume. The segment’s Adjusted EBITDA margin was 20.9%, down 160 basis points year over year.

Global Rolled Products (GRP)

GRP reported revenue of $1.3 billion, a decrease of 4% year over year, which includes the Tennessee packaging business. Adjusting for Tennessee packaging, GRP revenue was up 8% year over year. Adjusted EBITDA was $164 million, up $1 million year over year, an improvement driven by net cost savings and automotive volume and partially offset by reduced aerospace wide-body build rates, airframe destocking and pricing pressure in regional specialties. The segment’s Adjusted EBITDA margin was 12.9%, up 50 basis points year over year.

In the second quarter, Arconic continued progress towards streamlining and simplifying its cost structure. In GRP, these efforts are expected to save $15 million in 2018 and create a leaner business well positioned to deliver growth.

Transportation and Construction Solutions (TCS)

TCS delivered revenue of $501 million, an increase of 7% year over year, and Adjusted EBITDA of $82 million, up $6 million year over year, as volume and net cost savings more than offset pricing pressure in the heavy-duty truck market. The segment’s Adjusted EBITDA margin was 16.4%, up 10 basis points year over year.

Balance Sheet

Arconic ended the second quarter of 2017 with cash on hand of $1.8 billion. Cash from operations was $217 million, and free cash flow was $91 million. Cash used for financing activities totaled $860 million, reflecting cash payments for the early redemption of debt, and cash used for investing activities was $125 million.

Since the start of the year, Arconic has reduced its long-term debt by approximately $1.25 billion.

Full Year 2017 Guidance*

The Company adjusted 2017 full year guidance based on solid first half performance, increased confidence, higher volumes, stronger net cost savings and higher aluminum prices.

	Prior	Updated
Revenue	$11.8B - $12.4B	$12.3B - $12.7B
Consolidated Adjusted EBITDA Excluding Special Items	$1.77B - $1.86B	$1.81B -$1.86B
Adjusted Earnings Per Share	$1.10 - $1.20	$1.15 - $1.20

_______________

* Arconic has not provided a reconciliation of the forward-looking financial measures of adjusted EBITDA, and adjusted earnings per share to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.

_______________

Arconic will hold its quarterly conference call at 10:00 AM Eastern Daylight Time on July 24, 2017 to present second quarter 2017 results. The meeting will be webcast via www.arconic.com. Call information and related details are available at www.arconic.com under “Investors;” presentation materials will be available at approximately 8:30 AM EDT on July 24, 2017.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website on www.arconic.com

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and forecasts and expectations relating to end markets. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and gross cost reduction savings improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release and on our website at www.arconic.com under the “Investors” section.

_______________

[1]

As previously announced, Arconic expects to fully exit the North American packaging business at its Tennessee operations following the expiration of the Toll Processing and Services Agreement (the “Processing Agreement”) with Alcoa Corporation on December 31, 2018, unless sooner terminated by the parties. Pursuant to the Processing Agreement, dated as of October 31, 2016, Arconic provides can body stock to Alcoa Corporation, using aluminum supplied by Alcoa Corporation.

[2]

Arconic’s definition of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to sales minus the following items: cost of goods sold; selling, general administrative and other expenses; research and development expenses; and provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

_______________

Arconic and subsidiaries Statement of Consolidated Operations (unaudited) (in millions, except per-share and share amounts)

	Quarter ended
	June 30,	March 31,	June 30,
	2016 (1)	2017	2017

Sales	$3,234	$3,192	$3,261

Cost of goods sold (exclusive of expenses below)	2,533	2,492	2,583
Selling, general administrative, and other expenses	239	221	204
Research and development expenses	32	28	30
Provision for depreciation and amortization	133	133	137
Restructuring and other charges	14	73	26
Operating income	283	245	281

Interest expense(2)	124	115	183
Other income, net(3)	(17)	(354)	(171)
Income from continuing operations before income taxes	176	484	269
Provision for income taxes	123	162	57

Income from continuing operations after income taxes	53	322	212
Income from discontinued operations after income taxes(1)	125	-	-

Net income	178	322	212

Less: Net income from discontinued operations attributable to noncontrolling interests(1)	43	-	-

NET INCOME ATTRIBUTABLE TO ARCONIC	$135	$322	$212

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC COMMON SHAREHOLDERS(4):
Basic(5)(6):
Continuing operations	$0.08	$0.69	$0.44
Discontinued operations	0.19	-	-
Net income	$0.27	$0.69	$0.44

Average number of shares(4)(6)	438,354,031	439,933,090	440,865,477

Diluted(5)(6):
Continuing operations	$0.08	$0.65	$0.43
Discontinued operations	0.19	-	-
Net income	$0.27	$0.65	$0.43

Average number of shares(4)(6)	452,052,847	499,453,809	461,826,510

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarter ended June 30, 2016.

(2)	Interest expense for the quarter ended June 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(3)	Other income, net included the following:
•	For the quarter ended March 31, 2017, a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock; and
•	For the quarter ended June 30, 2017, a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s 2018 Senior Notes.
(4)	At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data presented for all periods herein have been updated to reflect the reverse stock split.

(5)	In order to calculate both basic and diluted earnings per share for the quarters ended June 30, 2016, March 31, 2017, and June 30, 2017, preferred stock dividends declared of $17 in each quarter need to be subtracted from Net income attributable to Arconic.

(6)	The difference between the respective diluted average number of shares and the respective basic average number of shares relates to the following:
•	For the quarter ended June 30, 2016, share equivalents related to outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.);
•	For the quarter ended March 31, 2017, share equivalents related to outstanding employee stock options and awards, shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) and shares underlying mandatory convertible preferred stock; and
•	For the quarter ended June 30, 2017, share equivalents related to outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.).

Arconic and subsidiaries Statement of Consolidated Operations (unaudited) (in millions, except per-share and share amounts)

	Six months ended
	June 30,	June 30,
	2016 (1)	2017

Sales	$6,289	$6,453

Cost of goods sold (exclusive of expenses below)	4,933	5,075
Selling, general administrative, and other expenses	444	425
Research and development expenses	63	58
Provision for depreciation and amortization	266	270
Restructuring and other charges	30	99
Operating income	553	526

Interest expense(2)	245	298
Other income, net(3)	(29)	(525)

Income from continuing operations before income taxes	337	753
Provision for income taxes	174	219

Income from continuing operations after income taxes	163	534
Income from discontinued operations after income taxes(1)	26	-

Net income	189	534

Less: Net income from discontinued operations attributable to noncontrolling interests(1)	38	-

NET INCOME ATTRIBUTABLE TO ARCONIC	$151	$534

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC COMMON SHAREHOLDERS(4):
Basic(5)(6):
Continuing operations	$0.30	$1.13
Discontinued operations	(0.03)	-
Net income	$0.27	$1.13

Average number of shares(4)(6)	438,100,014	440,346,195

Diluted(5)(6):
Continuing operations	$0.29	$1.07
Discontinued operations	(0.03)	-
Net income	$0.26	$1.07

Average number of shares(4)(6)	442,067,567	500,141,305

Common stock outstanding at the end of the period(4)	438,380,570	440,954,618

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the six months ended June 30, 2016.

(2)	Interest expense for the six months ended June 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(3)	Other income, net for the six months ended June 30, 2017, includes:
•	a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock; and
•	a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s outstanding 2018 Senior Notes.
(4)

At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data presented for all periods herein have been updated to reflect the reverse stock split.

(5)	In order to calculate both basic and diluted earnings per share for the six months ended June 30, 2016 and June 30, 2017, preferred stock dividends declared of $35 in each period need to be subtracted from Net income attributable to Arconic.

(6)	The difference between the respective diluted average number of shares and the respective basic average number of shares relates to the following:
•	For the six months ended June 30, 2016, share equivalents related to outstanding employee stock options and awards; and
•	For the six months ended June 30, 2017, share equivalents related to outstanding employee stock options and awards, shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.), and shares underlying mandatory convertible preferred stock.

Arconic and subsidiaries Consolidated Balance Sheet (unaudited) (in millions)

	December 31, 2016	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,863	$1,785
Receivables from customers, less allowances of $13 in 2016 and $8 in 2017	974	1,170
Other receivables	477	357
Inventories	2,253	2,416
Prepaid expenses and other current assets	325	305
Total current assets	5,892	6,033

Properties, plants, and equipment	11,572	11,738
Less: accumulated depreciation and amortization	6,073	6,231
Properties, plants, and equipment, net	5,499	5,507
Goodwill	5,148	5,215
Deferred income taxes	1,234	1,080
Investment in common stock of Alcoa Corporation	1,020	-
Other noncurrent assets	1,245	1,271
Total assets	$20,038	$19,106

LIABILITIES
Current liabilities:
Short-term borrowings	$36	$48
Accounts payable, trade	1,744	1,667
Accrued compensation and retirement costs	398	363
Taxes, including income taxes	85	77
Accrued interest payable	153	124
Other current liabilities	329	379
Long-term debt due within one year	4	-
Total current liabilities	2,749	2,658
Long-term debt, less amount due within one year	8,044	6,796
Accrued pension benefits	2,345	2,202
Accrued other postretirement benefits	889	822
Other noncurrent liabilities and deferred credits	870	875
Total liabilities	14,897	13,353

EQUITY
Arconic shareholders’ equity:
Preferred stock	55	55
Mandatory convertible preferred stock	3	3
Common stock	438	441
Additional capital	8,214	8,262
Accumulated deficit	(1,027)	(567)
Accumulated other comprehensive loss	(2,568)	(2,454)
Total Arconic shareholders' equity	5,115	5,740
Noncontrolling interests	26	13
Total equity	5,141	5,753
Total liabilities and equity	$20,038	$19,106

Arconic and subsidiaries Statement of Consolidated Cash Flows (unaudited) (in millions)

	Six months ended June 30,
	2016(1)	2017
CASH FROM OPERATIONS
Net income	$189	$534
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	622	270
Deferred income taxes	(78)	27
Equity income, net of dividends	20	-
Restructuring and other charges	116	99
Net gain from investing activities – asset sales(2)	(28)	(515)
Net periodic pension benefit cost	168	108
Stock-based compensation	55	48
Other	19	63
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) in receivables	(218)	(282)
(Increase) in inventories	(3)	(150)
Decrease in prepaid expenses and other current assets	4	30
(Decrease) in accounts payable, trade	(243)	(69)
(Decrease) in accrued expenses	(301)	(105)
Increase in taxes, including income taxes	57	121
Pension contributions	(147)	(163)
(Increase) in noncurrent assets	(215)	(60)
(Decrease) in noncurrent liabilities	(115)	(39)
CASH USED FOR OPERATIONS	(98)	(83)

FINANCING ACTIVITIES
Net change in short-term borrowings (original maturities of three months or less)	(5)	9
Additions to debt (original maturities greater than three months)	876	512
Payments on debt (original maturities greater than three months)	(882)	(1,333)
Proceeds from exercise of employee stock options	2	26
Dividends paid to shareholders	(114)	(88)
Distributions to noncontrolling interests	(84)	(14)
Other	-	(15)
CASH USED FOR FINANCING ACTIVITIES	(207)	(903)

INVESTING ACTIVITIES
Capital expenditures	(528)	(229)
Proceeds from the sale of assets and businesses	549	(9)
Additions to investments	(8)	(1)
Sales of investments(2)	275	888
Net change in restricted cash	7	10
Other(3)	15	245
CASH PROVIDED FROM INVESTING ACTIVITIES	310	904

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	5	4
Net change in cash and cash equivalents	10	(78)
Cash and cash equivalents at beginning of year	1,919	1,863
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,929	$1,785

(1)	On November 1, 2016, the former Alcoa Inc. separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash flow information has not been restated for discontinued operations and therefore the six months ended June 30, 2016 includes the result of operations for Arconic and the results of operations for Alcoa Corporation.

(2)	On February 14, 2017, Arconic sold 23,353,000 of its shares of Alcoa Corporation common stock at $38.03 per share which resulted in $888 in cash proceeds.

(3)	Other investing activities for the six months ended June 30, 2017 included $243 of proceeds received from Alcoa Corporation’s sale of the Yadkin Hydroelectric Project.

Arconic and subsidiaries Segment Information (unaudited) (dollars in millions, shipments in thousands of metric tons [kmt])

	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17

Engineered Products and Solutions:
Third-party sales	$1,449	$1,465	$1,406	$1,408	$5,728	$1,485	$1,484
Depreciation and amortization	$65	$62	$63	$65	$255	$64	$66
Adjusted EBITDA	$305	$329	$296	$265	$1,195	$306	$310

Global Rolled Products (1):
Third-party aluminum shipments (kmt)	331	376	356	276	1,339	310	307
Third-party sales	$1,184	$1,316	$1,285	$1,079	$4,864	$1,249	$1,268
Intersegment sales	$29	$29	$30	$30	$118	$34	$37
Depreciation and amortization	$50	$50	$52	$49	$201	$50	$51
Adjusted EBITDA	$155	$163	$143	$116	$577	$171	$164

Transportation and Construction Solutions:
Third-party sales	$429	$467	$450	$456	$1,802	$449	$501
Depreciation and amortization	$11	$12	$12	$13	$48	$12	$12
Adjusted EBITDA	$64	$76	$76	$75	$291	$72	$82

Reconciliation of combined segment adjusted EBITDA to consolidated net income (loss) attributable to Arconic:
Combined segment adjusted EBITDA(2)	$524	$568	$515	$456	$2,063	$549	$556
Unallocated amounts:
Depreciation and amortization	(133)	(133)	(136)	(133)	(535)	(133)	(137)
Restructuring and other charges	(16)	(14)	(3)	(122)	(155)	(73)	(26)
Impact of LIFO	(12)	(13)	(1)	8	(18)	(19)	(11)
Metal price lag	-	6	4	17	27	22	19
Corporate expense	(76)	(115)	(113)	(150)	(454)	(91)	(91)
Other	(17)	(16)	(29)	(47)	(109)	(10)	(29)
Operating income	$270	$283	$237	$29	$819	$245	$281
Other income, net(3)	12	17	11	54	94	354	171
Interest expense(4)	(121)	(124)	(126)	(128)	(499)	(115)	(183)
Income taxes	(51)	(123)	(56)	(1,246)	(1,476)	(162)	(57)
Discontinued operations(5)	(94)	82	100	33	121	-	-
Consolidated net income (loss) attributable to Arconic	$16	$135	$166	$(1,258)	$(941)	$322	$212

Arconic’s definition of Combined segment adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Combined segment adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

The difference between certain segment totals and consolidated amounts is Corporate.
(1)	On November 1, 2016, the former Alcoa Inc. completed its separation into two standalone, publicly-traded companies. Arconic includes the former Alcoa Inc. segments: Engineered Products and Solutions, Transportation and Construction Solutions, and Global Rolled Products, except for the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which became part of Alcoa Corporation. The Global Rolled Products segment information has been updated to exclude the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia.

(2)	Combined segment adjusted EBITDA is the summation of the respective Adjusted EBITDA of Arconic’s three reportable segments.

(3)	Other income, net included:
•	For the quarter ended March 31, 2017, a $351 gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock; and
•	For the quarter ended June 30, 2017, a $167 gain on the exchange of Arconic’s remaining investment in Alcoa Corporation common stock for a portion of the Company’s outstanding senior notes due 2018.
(4)

Interest expense for the quarter ended June 30, 2017 includes $76 related to the early redemption of the Company’s outstanding 6.500% Senior Notes due 2018 and 6.750% Senior Notes due 2018 (collectively, the “2018 Senior Notes”) and a portion of the Company’s outstanding 5.720% Senior Notes due 2019.

(5)	The reconciliation of Combined segment adjusted EBITDA to Consolidated net income (loss) attributable to Arconic has been updated for all periods presented to exclude the results of operations for Alcoa Corporation, which have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries Calculation of Financial Measures (unaudited) (in millions, except per-share amounts)

Adjusted Income	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Net income attributable to Arconic	$135	$322	$212	$151	$534

Discontinued operations(1)	(82)	-	-	12	-

Special items:
Restructuring and other charges	14	73	26	30	99

Discrete tax items(2)	(3)	1	-	3	1

Other special items(3)	113	(325)	(23)	119	(348)

Tax impact(4)	(12)	98	(50)	(18)	48

Net income attributable to Arconic – as adjusted	$165	$169	$165	$297	$334

Diluted EPS(5):
Net income attributable to Arconic common shareholders	$0.27	$0.65	$0.43	$0.26	$1.07

Net income attributable to Arconic common shareholders – as adjusted	$0.33	$0.33	$0.32	$0.59	$0.66

Net income attributable to Arconic – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income attributable to Arconic determined under GAAP as well as Net income attributable to Arconic – as adjusted.

(1)

On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for the quarter and six months ended June 30, 2016.

(2)	Discrete tax items included the following:
•	for the quarter ended June 30, 2016, a benefit for one item ($3);
•	for the quarter ended March 31, 2017, a net charge for a number of small items ($1);
•	for the six months ended June 30, 2016, a net charge for a number of small items ($3); and
•	for the six months ended June 30, 2017, a net charge for a number of small items ($1).

(3)	Other special items included the following:
•	for the quarter ended June 30, 2016, an unfavorable tax impact related to the interim period treatment of operational income in certain foreign jurisdictions for which no tax expense was recognized ($51), costs associated with the separation of Alcoa Inc. ($45), and an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($17);
•	for the quarter ended March 31, 2017, a gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock ($351), costs associated with the separation of Alcoa Inc. ($18), a favorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($17), proxy, advisory and governance-related costs ($16), and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($9);
•	for the quarter ended June 30, 2017, a gain on the exchange of the remaining portion of Arconic’s investment in Alcoa Corporation common stock ($167), costs associated with the Company’s early redemption of $1,250 of outstanding senior notes ($76), proxy, advisory and governance-related costs ($42), an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($30), and a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($4);
•	for the six months ended June 30, 2016, an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($63), costs associated with the separation of Alcoa Inc. ($63), and a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($7); and
•	for the six months ended June 30, 2017, a gain on the sale of a portion of Arconic’s investment in Alcoa Corporation common stock ($351), a gain on the exchange of the remaining portion of Arconic’s investment in Alcoa Corporation common stock ($167), costs associated with the Company’s early redemption of $1,250 of outstanding senior notes ($76), proxy, advisory, and governance-related costs ($58), costs associated with the separation of Alcoa Inc. ($18), an unfavorable tax impact resulting from the difference between Arconic’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ($13), and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($5).
(4)

The tax impact on special items is based on the applicable statutory rates whereby the difference between such rates and Arconic’s consolidated estimated annual effective tax rate is itself a special item (see Note 3 above).

(5)

At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data for all periods presented have been updated to reflect the reverse stock split.

The average number of shares applicable to diluted EPS for Net income attributable to Arconic - as adjusted, includes certain share equivalents as their effect was dilutive. Specifically:
•	for the quarter ended June 30, 2016, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 452,052,847;
•	for the quarter ended March 31, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 460,207,783.
•	for the quarter ended June 30, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 461,826,510; and
•	for the six months ended June 30, 2016, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 451,498,740.
•	for the six months ended June 30, 2017, share equivalents associated with outstanding employee stock options and awards and shares underlying outstanding convertible debt (acquired through the acquisition of RTI International Metals, Inc.) were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 460,894,897.

Operational Tax Rate	Quarter ended June 30, 2017			Six months ended June 30, 2017
	As reported	Special items(1)	As adjusted	As reported	Special items(1)	As adjusted

Income from continuing operations before income taxes	$269	$(23)	$246	$753	$(266)	$487

Provision for income taxes	$57	$24	$81	$219	$(66)	$153

Tax rate	21.2%		32.9%	29.1%		31.4%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.
(1)	See Adjusted Income reconciliation above for a description of special items.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Consolidated Adjusted EBITDA	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Net income attributable to Arconic	$135	$322	$212	$151	$534

Discontinued operations(1)	(82)	-	-	12	-

Income from continuing operations after income taxes and noncontrolling interests	53	322	212	163	534

Add:
Provision for income taxes	123	162	57	174	219
Other income, net	(17)	(354)	(171)	(29)	(525)
Interest expense	124	115	183	245	298
Restructuring and other charges	14	73	26	30	99
Provision for depreciation and amortization	133	133	137	266	270

Consolidated adjusted EBITDA	$430	$451	$444	$849	$895

Add:
Separation costs	45	18	-	63	18
Proxy, advisory and governance-related costs	-	16	42	-	58

Consolidated adjusted EBITDA, excluding special items	$475	$485	$486	$912	$971

Sales	$3,234	$3,192	$3,261	$6,289	$6,453
Adjusted EBITDA margin	13.3%	14.1%	13.6%	13.5%	13.9%
Adjusted EBITDA margin, excluding special items	14.7%	15.2%	14.9%	14.5%	15.0%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Additionally, Adjusted EBITDA, excluding special items is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of special items, such as costs associated with the separation of Alcoa Inc and proxy, advisory and governance-related costs (collectively “special items”). This measure provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations excluding such costs.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions, except per metric ton amounts)

Segment Measures	Engineered Products and Solutions
	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Adjusted EBITDA	$329	$306	$310	$634	$616

Third-party sales	$1,465	$1,485	$1,484	$2,914	$2,969

Adjusted EBITDA Margin	22.5%	20.6%	20.9%	21.8%	20.7%

	Global Rolled Products(1)
	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Adjusted EBITDA	$163	$171	$164	$318	$335

Total shipments(2) (thousand metric tons) (kmt)	429	414	405	814	819

Adjusted EBITDA / Total shipments ($ per metric ton)	$380	$413	$405	$391	$409

Third-party Sales	$1,316	$1,249	$1,268	$2,500	$2,517

Adjusted EBITDA Margin	12.4%	13.7%	12.9%	12.7%	13.3%

	Transportation and Construction Solutions
	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Adjusted EBITDA	$76	$72	$82	$140	$154

Third-party sales	$467	$449	$501	$896	$950

Adjusted EBITDA Margin	16.3%	16.0%	16.4%	15.6%	16.2%

	Arconic Combined Segments
	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Combined segment adjusted EBITDA	$568	$549	$556	$1,092	$1,105

Combined segment third-party sales	$3,248	$3,183	$3,253	$6,310	$6,436

Combined segment adjusted EBITDA margin	17.5%	17.2%	17.1%	17.3%	17.2%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

(2)	Includes 72 thousand metric tons (kmt) and 76 kmt for the quarters ended June 30, 2017 and March 31, 2017, respectively, for the Tennessee packaging business. These amounts represent the volume at Arconic’s Tennessee operations associated with the toll processing and services agreement that Arconic and Alcoa Corporation entered into in connection with the separation of the companies. Pursuant to this agreement, this amount is not reported in Arconic’s shipments but has been included in the calculation of Adjusted EBITDA / Total shipments for historical comparative purposes.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Revenue Excluding Tennessee Packaging	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017
Arconic
Sales – Arconic	$3,234	$3,192	$3,261	$6,289	$6,453
Sales – Tennessee Packaging	189	54	51	339	105
Arconic Sales excluding Tennessee Packaging	$3,045	$3,138	$3,210	$5,950	$6,348

Global Rolled Products Segment (GRP)(1)
Sales – Global Rolled Products Segment	$1,316	$1,249	$1,268	$2,500	$2,517
Sales – Tennessee Packaging	189	54	51	339	105
Third-party sales excluding Tennessee packaging	$1,127	$1,195	$1,217	$2,161	$2,412

Third-party sales excluding Tennessee packaging is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as it presents sales on a comparable basis for all periods presented due to the impact of the ramp-down and Toll Processing Agreement with Alcoa Corporation at the North America packaging business at its Tennessee operations.
(1)	Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Free Cash Flow (1)	Quarter ended			Six months ended
	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016	June 30, 2017

Cash from operations	$332	$(300)	$217	$(98)	$(83)

Capital expenditures	(277)	(103)	(126)	(528)	(229)

Free cash flow	$55	$(403)	$91	$(626)	$(312)

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Arconic’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash from operations and Capital expenditures for Alcoa Corporation have not been segregated and are included in this table for all periods prior to November 1, 2016.

Net Debt	December 31, 2016	March 31, 2017	June 30, 2017

Short-term borrowings	$36	$47	$48
Long-term debt due within one year	4	-	-
Long-term debt, less amount due within one year	8,044	8,046	6,796
Total debt	$8,084	$8,093	$6,844

Less: Cash and cash equivalents	1,863	2,553	1,785

Net debt	$6,221	$5,540	$5,059

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic’s leverage position after factoring in available cash that could be used to repay outstanding debt.

Arconic and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Return on Net Assets (RONA)	Six months ended June 30, 2017
Net income attributable to Arconic	$534
Special items(1)	(200)
Net income attributable to Arconic – as adjusted	$334

Annualized net income attributable to Arconic-as adjusted	$668

Net Assets:	June 30, 2017
Add: Receivables from customers, less allowances	$1,170
Add: Deferred purchase program(2)	222
Add: Inventories	2,416
Less: Accounts payable, trade	1,667
Working capital	2,141
Properties, plants, and equipment, net	5,507
Net assets - total	$7,648

RONA	8.7%

RONA is a non-GAAP financial measure. RONA is calculated as adjusted net income divided by working capital and net PP&E. Management believes that this measure is meaningful to investors as RONA helps management and investors determine the percentage of net income the company is generating from its assets. This ratio tells how effectively and efficiently the company is using its assets to generate earnings.

(1)	See Reconciliation of Adjusted Income for a description of special items.

(2)	The Deferred purchase program relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Arconic is adding back the receivable for the purposes of the Working Capital calculation.

CONTACT:
Arconic Inc.
Investor Contact:
Patricia Figueroa, 212-836-2758
Patricia.Figueroa@arconic.com
or
Media Contact:
Shona Sabnis, 212-836-2626
Shona.Sabnis@arconic.com